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                                                                     EXHIBIT 5.1

                                 August 29, 2002




Qiao Xing Universal Telephone, Inc.
Qiao Xing Building
Qiao Xing Industrial Zone
Xiao Jin Kou
Huizhou, Guangdong
China

Re:      Qiao Xing Universal Telephone, Inc.
         Registration Statement on Form F-3
         File No. 333-_____

Gentlemen:

We have acted as U.S. securities counsel to Qiao Xing Universal Telephone, Inc., a company duly incorporated and validly existing under the laws of the British Virgin Islands (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form F-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about August 29, 2002. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of Common Stock, $.001 par value (the "Shares"), to be sold on behalf of the Selling Shareholder. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Restated Memorandum of Association and Articles of Association and the Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents
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Qiao Xing Universal Telephone, Inc.
August 29, 2002
Page 2




submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the practice of law in the State of Colorado, and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares registered pursuant to the Registration Statement are validly issued, fully paid and nonassessable under British Virgin Island law.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.


                                       Very truly yours,

                                       /s/ ANDREW N. BERNSTEIN, P.C.

                                       Andrew N. Bernstein, P.C.

ANB/prr